Exhibit 99.1

Flutter Entertainment to Report Fourth Quarter and Full Year 2025 Financial Results and Host a Conference Call on February 26, 2026

February 19, 2026

Flutter Entertainment (“Flutter”) (NYSE:FLUT, LSE:FLTR), the leading online sports betting and iGaming operator, today announced that it will release its fourth quarter and full year 2025 financial results after market close on February 26, 2026 at 4:05 p.m. EST (9:05 p.m. GMT). All related materials will be available through the “Investors” section of the Flutter website at www.flutter.com.

Flutter management will host a conference call on February 26 at 4:30 p.m. EST (9:30 p.m. GMT) to review the results and be available for questions, with access via webcast and telephone.

A public audio webcast of management’s call and the related Q&A can be accessed by registering here or via www.flutter.com/investors. For those unable to listen to the live broadcast, a replay will be available approximately one hour after conclusion of the call.

Analysts and investors who wish to participate in the live conference call must do so by dialling any of the numbers below and using conference ID 12768. Please dial in 10 minutes before the conference call begins.

+1 800 715 9871 (North America)

+44 800 358 0970 (United Kingdom)

+353 1800 943926 (Ireland)

+61 1800 519 630 (Australia)

+1 646 307 1963 (International)

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betfair, MaxBet, Junglee Games, Adjarabet and Betnacional.

To learn more about Flutter, please visit our website at www.flutter.com.

Enquiries

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com